- - ------------------------------------------------------------------------------
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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ---------------------


                                      FORM 8-K/A

                                    CURRENT REPORT

                                ---------------------

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

                                ---------------------


           Date of Report (Date of earliest event reported): June  26, 1996

                                ---------------------


                                   AMENDMENT NO. 1

                                ---------------------
                             SOS STAFFING SERVICES, INC.
                (Exact name of registrant as specified in its charter)



              Utah                          0-26094               87-0295503
- - -------------------------------      ---------------------   -------------------
(State or other jurisdiction of      (Commission File No.)      (IRS Employer
         incorporation)                                      Identification No.)



                                 1415 South Main Street
                               Salt Lake City, Utah 84115
            ------------------------------------------------------------
            (Address of principal executive offices, including zip code)



                                     (801) 484-4400
                 ---------------------------------------------------
                 (Registrant's telephone number, including area code)



- - ------------------------------------------------------------------------------
- - ------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

    This Amendment No. 1 to the Current Report in Form 8-K dated June 26, 1996 is being filed by SOS Staffing Services, Inc. to provide the financial statements and pro forma financial information.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  Financial statements of business acquired:                       Page

         Report of Independent Public Accountants......................... F-1

         Combined Balance Sheets as of December 31, 1994 and 1995 and
         June 30, 1996.................................................... F-2

         Combined Statements of Income and Retained Earnings for the
         years ended December 31, 1994 and 1995 and for the six months ended June 30, 1995 and 1996..................................... F-4

         Combined Statements of Cash Flows for the years ended
         December 31, 1994 and 1995 and the six months ended June 30, 1995 and 1996......................................................... F-5

         Notes to Combined Financial Statements........................... F-6


    (b)  Pro Forma financial information

         Unaudited Pro Forma Condensed Statement of Income for the
         year ended December 31, 1995..................................... F-8

         Unaudited Pro Forma Condensed Statement of Income for the
         twenty-six weeks ended June 30, 1996............................. F-9


         Notes to Pro Forma Condensed Financial Data......................F-10

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Performance Professionals, Inc. and Affiliates:

We have audited the accompanying combined balance sheets of Performance Professionals, Inc. (a Colorado corporation), Abacus Consulting Group, Inc. (a Colorado corporation), and Abacus Consultants, Inc. (a Colorado corporation) as of December 31, 1994 and 1995, and the related combined statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Performance Professionals, Inc., Abacus Consulting Group, Inc. and Abacus Consultants, Inc. as of December 31, 1994 and 1995, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
  July 19, 1996

                    PERFORMANCE PROFESSIONALS, INC. AND AFFILIATES

                               COMBINED BALANCE SHEETS




                                        ASSETS

                                            December 31,
                                         ------------------       June 30,
                                         1994          1995         1996
                                      ----------     --------     --------
                                                                 (Unaudited)
CURRENT ASSETS:
    Cash                              $  492,673     $435,662     $302,927
    Accounts receivable                  517,724      238,131      245,176
    Prepaids and other                    23,352       49,151       32,675
                                      ----------     --------     --------
         Total current assets          1,033,749      722,944      580,778
                                      ----------     --------     --------
PROPERTY AND EQUIPMENT, at cost:
    Office equipment                      49,927       57,551       63,064
    Leasehold improvements and other       3,468        6,057        6,057
                                      ----------     --------     --------
                                          53,395       63,608       69,121
    Less - accumulated depreciation
         and amortization                (46,991)     (55,662)     (61,507)
                                      ----------     --------     --------
         Net property and equipment        6,404        7,946        7,614
                                      ----------     --------     --------
OTHER ASSETS                              79,143      108,983      106,118
                                      ----------     --------     --------
         Total assets                 $1,119,296     $839,873     $694,510
                                      ----------     --------     --------
                                      ----------     --------     --------



               The accompanying notes to combined financial statements
                are an integral part of these combined balance sheets.

                  THE PERFORMANCE PROFESSIONALS, INC. AND AFFILIATES

                               COMBINED BALANCE SHEETS



                         LIABILITIES AND SHAREHOLDERS' EQUITY

                                            December 31,
                                         ------------------       June 30,
                                         1994          1995         1996
                                      ----------     --------     --------
                                                                 (Unaudited)
CURRENT LIABILITIES:
    Accounts payable                  $    6,397    $   8,761     $ 13,950
    Accrued payroll costs                 18,818       22,490       28,514
    Income taxes payable                   4,618        3,932       44,489
                                      ----------     --------     --------
         Total current liabilities        29,833       35,183       86,953
                                      ----------     --------     --------
DEFERRED INCOME TAX LIABILITY             56,405       19,222        7,716
                                      ----------     --------     --------
COMMITMENTS (Note 3)

SHAREHOLDERS' EQUITY:
    Common stock of combined entities        210          210          210
    Retained earnings                  1,032,848      785,258      599,631
                                      ----------     --------     --------
         Total shareholders' equity    1,033,058      785,468      599,841
                                      ----------     --------     --------
         Total liabilities and
          shareholders' equity        $1,119,296     $839,873     $694,510
                                      ----------     --------     --------
                                      ----------     --------     --------




               The accompanying notes to combined financial statements
                are an integral part of these combined balance sheets.

                    PERFORMANCE PROFESSIONALS, INC. AND AFFILIATES
                 COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS


                               Year Ended December 31, Six Months Ended June 30,
                               ----------------------- -------------------------
                                    1994        1995         1995       1996
                                 ----------  ----------  ----------  ----------
                                                               (Unaudited)
SERVICE REVENUES                 $3,773,813  $2,735,298  $1,272,421  $1,424,871

DIRECT COSTS OF SERVICES          2,327,788   1,661,212     811,825     899,372
                                 ----------  ----------  ----------  ----------

         Gross margin             1,446,025   1,074,086     460,596     525,499

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                          760,360     986,886     222,305     320,759
                                 ----------  ----------  ----------  ----------

INCOME FROM OPERATIONS              685,665      87,200     238,291     204,740
                                 ----------  ----------  ----------  ----------

OTHER INCOME:
    Interest income                  16,041      38,520      18,552      11,655
    Other, net                        3,322       3,660       1,233         520
                                 ----------  ----------  ----------  ----------

         Total other income, net     19,363      42,180      19,785      12,175
                                 ----------  ----------  ----------  ----------

INCOME BEFORE PROVISION (BENEFIT)
  FOR INCOME TAXES                  705,028     129,380     258,076     216,915

PROVISION ( BENEFIT) FOR
  INCOME TAXES                       57,918     (33,030)     26,928      29,051
                                 ----------  ----------  ----------  ----------

NET INCOME                          647,110     162,410     231,148     187,864

RETAINED EARNINGS, beginning
  of period                         385,738   1,032,848   1,032,848     785,258

DISTRIBUTIONS TO SHAREHOLDERS          -       (410,000)       -       (373,491)
                                 ----------  ----------  ----------  ----------

RETAINED EARNINGS, end of period $1,032,848  $  785,258  $1,263,996  $  599,631
                                 ----------  ----------  ----------  ----------
                                 ----------  ----------  ----------  ----------

               The accompanying notes to combined financial statements
                  are an integral part of these combined statements.

                   PERFORMANCE PROFESSIONALS, INC. AND AFFILIATES

                          COMBINED STATEMENTS OF CASH FLOWS

                             INCREASE (DECREASE) IN CASH

                               Year Ended December 31, Six Months Ended June 30,
                               ----------------------- -------------------------
                                    1994        1995         1995        1996
                               ------------   ---------   ---------   ---------
                                                                (Unaudited)
CASH FLOWS FROM OPERATING
    ACTIVITIES:
    Net income                    $ 647,110   $ 162,410   $ 231,148   $ 187,864
    Adjustments to reconcile net
      income to net cash provided
      by operating activities:
    Depreciation and amortization     4,748       8,670         524       5,845
    Changes in operating assets
      and liabilities:
    Accounts receivable            (175,703)    279,593     152,774      (7,045)
    Prepaid expenses and other      (11,057)    (25,799)     16,992      16,476
    Other assets                     (3,320)    (29,840)     (5,922)      2,865
    Accounts payable                (15,484)      2,364      30,131       5,189
    Accrued liabilities               1,610       2,987      64,846      46,581
    Deferred income tax liability    53,301     (37,183)    (35,048)    (11,506)
                                  ---------    --------    --------    --------
         Net cash provided by
           operating activities     501,205     363,202     455,445     246,269
                                  ---------   ---------   ---------   ---------
CASH FLOWS FROM INVESTING
    ACTIVITIES:
    Purchase of property and
      equipment                      (6,658)    (10,213)     (2,589)     (5,513)
                                  ---------   ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions to shareholders       -      (410,000)       -       (373,491)
                                  ---------   ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH     494,547     (57,011)    452,856    (132,735)

CASH AT BEGINNING OF PERIOD          (1,874)    492,673     492,673     435,662
                                  ---------   ---------   ---------   ---------
CASH AT END OF PERIOD             $ 492,673   $ 435,662   $ 945,529   $ 302,927
                                  ---------   ---------   ---------   ---------
                                  ---------   ---------   ---------   ---------



               The accompanying notes to combined financial statements
                  are an integral part of these combined statements.

                   PERFORMANCE PROFESSIONALS, INC. AND AFFILIATES

                       NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND ORGANIZATION OF BUSINESS

    Performance Professionals, Inc. ("Performance"), Abacus Consultants, Inc., ("AC") and Abacus Consulting Group, Inc. ("ACG") (collectively the "Company") were incorporated under the laws of the State of Colorado. Performance and ACG operate a temporary staffing business in Denver, Colorado which provides professional and technical temporary staffing employees, primarily information systems related, to various businesses. AC provides permanent placement services to various businesses.

         On June 26, 1996, the Company signed an agreement to sell certain assets and substantially all of the operations of the Company to SOS Staffing Services, Inc. who assumed control of the operations of the Company on July 1, 1996. The accompanying financial statements presented are pre-acquisition financial statements of the combined entities and do not reflect any purchase accounting adjustments.

PRINCIPLES OF COMBINATION

    The combined financial statements include the financial position and operating results of Performance and its affiliates, AC and ACG. Combined financial statements are more meaningful than separate statements as the companies operate under common ownership and management. All significant intercompany accounts and transactions have been eliminated in combination.

REVENUE RECOGNITION

    Temporary services revenues are recognized when the services are rendered by the Company's temporary employees. Permanent placement revenues are recognized when employment candidates accept offers of permanent employment.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the terms of the respective leases or the estimated economic lives of the assets, whichever is shorter. The depreciation and amortization periods range from four to seven years.

    Upon retirement or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts. The resulting gain or loss is reflected in income. Major renewals and betterments are capitalized while minor expenditures for maintenance and repairs are charged to expense as incurred.

OTHER ASSET

    Other assets consist primarily of the cash surrender value of life insurance policies and investments in marketable securities.

                   PERFORMANCE PROFESSIONALS, INC. AND AFFILIATES

INCOME TAXES

    Performance and AC have elected, for federal and state income tax purposes, to include their taxable income with that of its shareholders (an S Corporation election). Accordingly, these companies make no provision for income taxes. These companies distribute amounts as needed for the payment of the shareholders' federal and state income taxes. Distributions are recorded in the accompanying financial statements when paid.

    ACG is a taxable entity for state and federal income tax purposes. Accordingly, ACG has recorded a provision for income taxes in the accompanying financial statements. Also, ACG recognizes a liability or asset for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. As of December 31, 1994 and 1995, the Company had a net deferred income tax liability of $56,405 and $19,222, respectively, which resulted primarily from using the cash basis of accounting for income tax reporting purposes.

UNAUDITED INTERIM FINANCIAL DATA

    The accompanying unaudited financial statements as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months June 30, 1996 are not necessarily indicative of the results that may be expected for the full year.

NOTE 2.  SIGNIFICANT CUSTOMERS

    During the year ended December 31, 1995, one customer accounted for approximately 44 percent of service revenues. During the year ended December 31, 1994, two customers accounted for approximately 23 and 17 percent, respectively, of service revenues.

NOTE 3.  COMMITMENTS

    The Company leases its office facilities under a noncancelable operating lease. Operating lease payments totalled $20,515 for each of the years ended December 31, 1994 and 1995. Operating lease payments totalled $10,257 and $10,724, respectively, for the six months ended June 30, 1995 and 1996. Future minimum lease payments under noncancelable operating leases total $10,724, which are payable during fiscal 1996.

                         SOS STAFFING SERVICES, INC.
                   PRO FORMA CONDENSED STATEMENT OF INCOME
                   FOR THE 52 WEEKS ENDED DECEMBER 31, 1995
                                 (Unaudited)

                                            Historical
                                     ------------------------   Pro Forma
                                       Company    Performance  Adjustments     Pro Forma
                                     -----------  -----------  -----------    -----------
SERVICE REVENUES                     $87,532,903   $2,735,298                 $90,268,201
DIRECT COSTS OF SERVICES              69,353,212    1,661,212                  71,014,424
                                      ----------   ----------                  ----------
    Gross Margin                      18,179,691    1,074,086                  19,253,777

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES             13,858,600      986,886   $(315,608)(A)  14,529,878
                                      ----------   ----------   ---------      ----------
INCOME FROM OPERATIONS                 4,321,091       87,200     315,608       4,723,899
                                      ----------   ----------   ---------      ----------
OTHER INCOME (EXPENSE):
    Interest expense                    (145,646)        -       (251,962)(B)    (397,608)
    Other, net                           230,288       42,180                     272,468
                                      ----------   ----------   ---------      ----------
    Total, net                            84,642       42,180    (251,962)       (125,140)
                                      ----------   ----------   ---------      ----------
INCOME BEFORE PROVISION
  FOR INCOME TAXES                     4,405,733      129,380      63,646 (C)   4,598,759
PROVISION (BENEFIT) FOR INCOME TAXES   1,728,653      (33,030)    106,650 (C)   1,802,273
                                      ----------   ----------   ---------      ----------
NET INCOME                            $2,677,080   $  162,410   $ (43,004)     $2,796,486
                                      ----------   ----------   ---------      ----------
                                      ----------   ----------   ---------      ----------
NET INCOME PER COMMON SHARE           $     0.43                               $     0.45
                                      ----------                               ----------
                                      ----------                               ----------
WEIGHTED AVERAGE COMMON SHARES         6,229,021                                6,229,021
                                      ----------                               ----------
                                      ----------                               ----------

                                       F-8

                      SOS STAFFING SERVICES, INC.
                PRO FORMA CONDENSED STATEMENT OF INCOME

                  FOR THE 26 WEEKS ENDED JUNE 30, 1996
                              (Unaudited)

                                            Historical
                                     ------------------------   Pro Forma
                                       Company    Performance  Adjustments     Pro Forma
                                     -----------  -----------  -----------    -----------
SERVICE REVENUES                     $54,987,945    $1,424,871                 $56,412,816
DIRECT COSTS OF SERVICES              43,642,684       899,372                  44,542,056
                                     -----------    ----------                 -----------
    Gross Margin                      11,345,261       525,499                  11,870,760
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES              8,713,174       320,759  $ 103,196 (A)    9,137,129
                                     -----------    ----------  ---------      -----------
INCOME FROM OPERATIONS                 2,632,087       204,740   (103,196)       2,733,631
                                     -----------    ----------  ---------      -----------
OTHER INCOME (EXPENSE):
    Interest expense                     (24,764)         -      (125,981)(B)     (150,745)
    Other, net                             5,515        12,175                      17,690
                                     -----------    ----------  ---------      -----------
    Total, net                           (19,249)       12,175   (125,981)        (133,055)
                                     -----------    ----------  ---------      -----------
INCOME BEFORE PROVISION
  FOR INCOME TAXES                     2,612,838       216,915   (229,177)(C)    2,600,576
PROVISION FOR INCOME TAXES               993,243        29,051    (33,711)(C)      988,583
                                     -----------    ----------  ---------      -----------
NET INCOME                           $ 1,619,595    $  187,864  $(195,466)     $ 1,611,993
                                     -----------    ----------  ---------      -----------
                                     -----------    ----------  ---------      -----------
NET INCOME PER COMMON SHARE          $      0.24                               $      0.24
                                     -----------                               -----------
                                     -----------                               -----------
WEIGHTED AVERAGE COMMON SHARES         6,769,473                                 6,769,473
                                     -----------                               -----------
                                     -----------                               -----------


                             SOS STAFFING SERVICES, INC.
                     NOTES TO PRO FORMA CONDENSED FINANCIAL DATA


(1)     Basis of Presentation

     The accompanying pro forma condensed statements of income are presented to give effect to the acquisition of certain assets and substantially all of the business operations of Performance Professionals, Inc., Abacus Consultants, Inc. and Abacus Consulting Group, Inc. (collectively "Performance") which occurred in June, 1996. These condensed statements of income assume that the acquisition occurred at the beginning of the periods presented. Such information does not purport to be indicative of the results which would have actually been obtained if the acquisition had been effected at the beginning of the periods presented nor is it indicative of actual or future operating results.

     The historical income statement period of SOS Staffing Services, Inc. (the "Company") for the fifty-two weeks ended December 31, 1995 includes a pro forma adjustment for income taxes related to the termination of the Company's S corporation election which was done in connection with the Company's initial public offering in July 1995.

     The historical periods presented for Performance represent their year ended December 31, 1995 and their six months ended June 30, 1996.

     The purchase method of accounting has been used in preparing the pro forma condensed income statements. The purchase price was approximately $3,389,500 in cash plus contingent future earnout payments not to exceed $1,775,000. The initial purchase price, which was paid in June 1996, was allocated based on the fair value of the net assets acquired and resulted in allocating approximately $20,000 to equipment and $3,369,500 to goodwill and other intangibles.

(2) Pro Forma Adjustments

      (A) In connection with the acquisition, the Company entered into employment contracts with two key executives which provided for total annual compensation of $200,000. These adjustments reflect (i) the elimination of excess compensation expense in the amount of $442,000 for the year ended December 31, 1995 and the recording of additional compensation of $40,000 for
the twenty-six weeks ended June 30, 1996,   (ii) the amortization of goodwill
totaling $109,724 for the year ended December 31, 1995 and $54,862 for the twenty-six weeks ended June 30, 1996 based on a thirty year amortization period and (iii) the amortization of other intangible assets of $16,668 and $8,334, respectively based on a six year amortization period.

     (B) Long-term debt was used to fund the majority of the initial purchase price. This adjustment reflects the additional interest expense of $251,962 for the year ended December 31, 1995 and $125,981 for the twenty-six weeks ended June 30, 1996 calculated using an interest rate of 7.5% on funds borrowed to make the purchase.

     (C) Adjustment to record the income tax provision or benefit at the combined statutory federal and state income tax rate of 38%. Two of these entities had previously elected S Corporation status and accordingly, did not record an income tax provision or benefit.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereto duly authorized.

                          SOS STAFING SERVICES, INC.


                          \S\  Gary B. Crook
                          -------------------------------------------
                          Gary B. Crook
                          Vice President, Chief Financial Officer and Treasurer


Date: September 6, 1996